UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Act, as amended

Date of this Report (Date of Earliest event reported) August 22, 2014

ML CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	6199	33-1219511
(State or Other Jurisdiction of Incorporation)	Primary Industrial Classification Number)	(IRS Employer Identification Number)

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, Arizona 85268

(480) 816-5308

(Address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 250.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

All statements contained in this Current Report or in the exhibits furnished with the Current Report other than statements of historical fact are forward-looking statements. These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to our relationships with strategic partners, difficulties in integrating acquired businesses, changes in economic political or regulatory conditions or other trends and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable laws or regulations we do not undertake any obligations to update our forward-looking statements to reflect future events or circumstances.

Item 5.02 Departure of Directors or Principal officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of ML Capital Group, Inc. (the “Company”) as of August 22, 2014, that Mrs. Carolyn Redondo has been removed as a member of the board of directors by vote of the shareholders effective immediately.

Item 8.01 Other Events

The Company hereby announces that it has resolved the litigation between the Company and Premier Media Service, Inc. in Case No. CV2014-093506, in Superior Court of Maricopa County Arizona. Premier Media Services agreed to accept $1,000.00 and return 125,000 shares of Common Stock to the Company. The terms of the agreement having been fulfilled by both parties all claims and counterclaims were dismissed with Prejudice on August 28, 2014.

2

Signature

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on both on its behalf by the undersigned thereunto duly authorized.

ML CAPITAL GROUP, INC.

Dated September 5, 2014	By	/s/ Lisa Nelson
Lisa Nelson
President and Chief Executive Officer